Exhibit 10.11

AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT (this “Agreement No 4”), dated as of August 11, 2006, by and among MPC Computers, LLC, a Delaware limited liability company (“MPC”), MPC-G, LLC, a Delaware limited liability company (“MPC-G”) and MPC Solutions Sales, LLC, a Delaware limited liability company (“MPC-S”, and together with MPC and MPC-G, each individually a “Borrower” and collectively, “Borrowers”), GTG PC Holdings, LLC, a Delaware limited liability company (“Guarantor”), and Wachovia Capital Finance Corporation (Western), a California corporation, in its capacity as agent (in such capacity, together with its successors and assigns, “Agent”) pursuant to the Loan Agreement (as a “Lender” and collectively, “Lenders”) and Lenders.

W I T N E S S E T H

WHEREAS, Agent, Lenders, Borrowers and Guarantor have entered into financing arrangements pursuant to which Agent and Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated July 8, 2005, by and among Agent, Lenders, Borrowers and Guarantor (as amended by Amendment No 1 to Loan and Security Agreement, dated as of July 25, 2005, Amendment No 2 to Loan and Security Agreement, dated as of November 10, 2005 and Amendment No 3 to Loan and Security Agreement, dated as of March 23, 2006, as amended hereby and as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restarted or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Borrowers and Guarantor have requested that Agent and Lenders agree to waive a certain Event of Default and in connection therewith Borrowers, Guarantor and Agent have agreed to make certain amendments to the Loan Agreements, subject to the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows;

1.	Definitions

(a)   Additional Definition As used herein or in any of the other Financing Agreements, the term “Amendment No 4” shall mean this Amendment No. 4, to Loan and Security Agreement by and among Agent, Lenders, Borrowers and Guarantor, as amended, modified, supplemented, extended, renewed, restated or replaced.

(b)   Interpretation For purposes of this Amendment No. 4, all terms used herein, including but not limited to, those terms used and/or defined herein or in the recitals hereto shall have the respective meanings assigned thereto in the Loan Agreement as amended by this Amendment No. 4.

2.     Term Section 13 1(a) of the Loan Agreement is hereby amended by deleting “ending on March 31, 2007” and substituting “ending on September 1. 2006” therefor

3.	Waiver

(a)   Subject to the terms and conditions contained herein, Agent and Lenders hereby waive as of the effective date hereof the Event of Default arising under Section 10.1(a)(iii) of the Loan Agreement as a result of the failure of Borrowers and Guarantor to maintain the EBITDA of Guarantor and is Subsidiaries for the period from April 2, 2006 through and including July 1, 2006 at or above $1,000,000, as required under Section 9 18 of the Loan Agreement.

(b)   Agent and Lenders have not waived and are not by this Amendment No 4 waiving, and have no present intention of waiving, any other Events of Default, which may have occurred prior to the date hereof, or may be continuing on the date hereof or any Event of Default which may occur after the date hereof, other than the Event of Default set forth in Section 3(a) hereof, whether the same or similar to such Event of Default or otherwise. Agent and Lenders reserve the right, in their discretion, to exercise any or all of its or their rights and remedies arising under the Financing Agreements applicable or otherwise, as a result of any other Events of Default which may have occurred prior to the date hereof, or are continuing on the date hereof, or any Event of Default which may occur after the date hereof, whether the same or similar to the Event of Default described above or otherwise upon or after the rescission and termination of the waiver provided for in Section 3(a) above. Nothing contained herein shall be construed as a waiver of the failure of Borrowers and Guarantor to comply with the terms of the Loan Agreement and the other Financing Agreements after such time.

4.     Representations and Warranties Each Borrowers and Guarantor represents and warrants to Agent and Lenders that the execution, delivery and performance of this Amendment No. 4 are all within its corporate or limited liability company powers, have been duly authorized, are not in contravention or law or the terms of its certificate of incorporation or formation, by laws or operating agreement or other organizational documentation, or any indenture, agreement or undertaking to which its is a party or by which it or its property are bound and this Agreement constitutes is legal, valid and binding obligations enforceable in accordance with its terms.

5.     Conditions Precedent The amendments set forth herein shall be effective as of the date hereof upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a)   Agent shall have received an executed original counterparts of this Amendment No. 4, duly authorized, executed and delivered by the Borrowers and Guarantor; and

(b)   Agent shall have received, in form and substance satisfactory to Agent, true, correct and completed copies of all written notices or letters from any vendor or trade supplier to any borrower or Guarantor demanding immediate payment of all amounts owing by such Borrower or Guarantor to such vendor or supplier, except for those written notices or letters that have been previously delivered by or on behalf of Borrowers to Agent prior to the date hereof.

6.     Effect of this Agreement Except as expressly amended pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied, and, in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment No. 4, the provisions of this Amendment No. 4 shall control.

7.     Further Assurances Borrowers and Guarantor, shall execute and deliver such additional documents and take such additional actions as may be requested by Agent to effectuate the provisions and purposes of this Amendment No. 4.

8.     Governing Law The validity, interpretation and enforcement of this Amendment No. 4 and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of California but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of California.

9.     Binding Effect This Amendment No. 4 shall be binding upon the inure to the benefit of each of the parties hereto and their respective successors and assigns.

10.   Headings The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 4.

11.   Counterparts This Amendment No. 4 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 4 by telefacsimile or other electronic means shall have the same force and effect as the delivery of an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement

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IN WITNESS WHEREOF, Agent, Borrowers and Guarantor have caused these presents to be duly executed as of the day and year first above written.

	AGENT	BORROWERS

	WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), as Agent	MPC COMPUTERS, LLC

By:	Jeffrey K. Scott	By:	Mark A. Pougnet

Title:	V.P.	Title:	C.F.O.

MPC-G, LLC

		By:	Mark A. Pougnet

		Title:	C.F.O.

MPC SOLUTIONS SALES, LLC

		By:	Mark A. Pougnet

		Title:	C.F.O.

GUARANTOR GTG PC HOLDINGS, LLC

		By:	Mark A. Pougnet

		Title:	C.F.O.